Exhibit 99.2

Humacyte Incorporated June 2021 Investor Update

DISCLAIMER 2 These slides and the accompanying oral presentation contain forward - looking statements . All statements, other than statements of historical fact, included in these slides and the accompanying oral presentation are forward - looking statements reflecting management’s current beliefs and expectations . In some cases, you can identify forward - looking statements by terminology such as “will,” “anticipate,” “expect,” “believe,” “intend” and “should” or the negative of these terms or other comparable terminology . Forward - looking statements in these slides and the accompanying oral presentation include, but are not limited to, statements about the initiation, timing, progress and results of our clinical trials ; the anticipated characteristics and performance of our human acellular vessels (HAVs), our ability to successfully complete, clinical trials for our HAVs ; the anticipated benefits of our HAVs relative to existing alternatives ; the commercialization of our HAVs and our ability to manufacture at commercial scale ; the implementation of our business model, strategic plans for our business ; the scope of protection we are able to establish and maintain for intellectual property rights covering our HAVs and related technology ; estimates of our expenses, health economics, future revenues, capital requirements and our needs for additional financing ; the timing or likelihood of regulatory filings and approvals ; timing, scope and rate of reimbursement for our HAVs ; our estimated available market opportunity ; our ability to maintain and establish collaborations ; our financial performance ; developments relating to our competitors and our industry ; statements regarding our markets, including the estimated size and anticipated growth in those markets ; and statements related to our proposed business combination with a subsidiary of Alpha Healthcare Acquisition Corp . (AHAC), including the timing and structure of the transaction and our ability to recognize the anticipated benefits of the business combination . These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward - looking statements . Except as required by law, we assume no obligation to update these forward - looking statements, even if new information becomes available in the future .

DISCLAIMER 3 Important Information About the Merger and Where to Find It A full description of the terms of the business combination is provided in a registration statement on Form S - 4 filed with the SEC by AHAC that includes a prospectus with respect to the securities to be issued in connection with the business combination and a proxy statement with respect to the shareholder meeting of AHAC to vote on the business combination . AHAC urges its investors, shareholders, and other interested persons to read the preliminary proxy statement/ prospectus as well as other documents filed with the SEC because these documents will contain important information about AHAC, Humacyte and the business combination . After the registration statement is declared effective, the definitive proxy statement/prospectus included in the registration statement will be mailed to shareholders of AHAC as of a record date to be established for voting on the proposed business combination . Shareholders will also be able to obtain a copy of the Form S - 4 , including the proxy statement/prospectus, and other documents filed with the SEC without charge, by directing a request to : Alpha Healthcare Acquisition Corp . , Attn : Secretary, 1177 Avenue of the Americas, 5 th Floor, New York, New York 10036 . The preliminary and definitive proxy statement/prospectus to be included in the registration statement, can also be obtained, without charge, at the SEC’s website ( www . sec . go v) . Participants in the Solicitation AHAC and Humacyte and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed business combination described in this presentation under the rules of the SEC . Information about the directors and executive officers of AHAC is set forth in AHAC’s final prospectus filed with the SEC pursuant to Rule 424 (b) of the Securities Act of 1933 , as amended (the “Securities Act”) on September 17 , 2020 , and is available free of charge at the SEC’s website at www . sec . gov or by directing a request to : Alpha Healthcare Acquisition Corp . , Attn : Secretary, 1177 Avenue of the Americas, 5 th Floor, New York, New York 10036 . Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the AHAC shareholders in connection with the proposed business combination will be set forth in the registration statement containing the proxy statement/prospectus for the proposed business combination . These documents can be obtained free of charge from the sources indicated above . Non - Solicitation This presentation is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction . No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act .

AGENDA 4 Welcome Dr. Laura Niklason Scientific Platform Dr. Bob Langer Humacyte Clinical Overview Dr. Laura Niklason Vascular Trauma: Standard of Care Col. Todd Rasmussen Humacyte Innovation and Phase 2/3 Update Dr. Laura Niklason End Stage Renal Disease: Standard of Care Dr. Laura Niklason Humacyte Innovation and Phase 3 HUMANITY Update Dr. Laura Niklason Peripheral Arterial Disease (PAD): Standard of Care Dr. Jack Cronenwett Humacyte Innovation and Phase 2 Update Dr. Laura Niklason Cardiac Surgery: Pediatric Heart Surgery Standard of Care Dr. Chris Breuer Humacyte Innovation in Cardiac Grafts – Preclinical Outcomes Dr. Laura Niklason Pancreas, Lung – Preclinical Outcomes Dr. Laura Niklason Business Update Dale Sander

Humacyte Clinical Overview Humacyte is pioneering the development and manufacture of off - the - shelf, universally implantable, bioengineered human tissues Dr. Laura Niklason

KEY FEATURES OF HUMACYTE TECHNOLOGY Potential benefits of HAVs evaluated in completed and ongoing clinical trials across multiple indications Off - the - shelf, immediately available with 18 - month shelf life HAV is highly resistant to infection No evidence of imm unogen i c it y Host cells repopulate the HAV For ESRD patients, accessible for dialysis access within one month of implantation Long - term durability is demonstrated in ongoing studies 6

HUMACYTE'S R&D PIPELINE AIMED AT TREATING DISEASE THROUGHOUT THE BODY



Vascular Products
PRE-CLINICAL
BT Shunt
Coronary Artery Bypass Graft (CABG)
CLINICAL PROGRAMS
Vascular Trauma
Dialysis AV Access
Peripheral Arterial Disease (PAD)
Tissue and Organ Products
Trachea
Lung
Esophagus
Pancreas
Urinary Conduit
PRE-CLINICAL

7

8 CLINICAL - STAGE PRODUCT INDICATIONS Note: HAV data based on clinical trials to date Source: Humacyte Vascular Trauma • Restoring circulation quickly is key to good outcomes in acute trauma • HAVs are designed to be off - the - shelf and universally implantable • Phase 2/3 trial underway, single - arm study • U.S. > 73,000 estimated cases per year Arteriovenous Access • “Gold standard” autogenous fistulas fail 40% of the time • But fistulas are utilized for ~65% of U.S. patients, due to infections in ePTFE and catheters • Humacyte aims to displace fistula in the AV access market, based on infection resistance and early useability for dialysis • U.S. > 100,000 estimated cases/year Peripheral Arterial Disease • Vein grafts not always available; ePTFE fails easily • HAVs have 74% function at 2 years (Phase 2), and ~60% function at 5 years • Phase 3 trial is currently being designed • U.S. > 160,000 estimated procedures per year

9 EXTENSIVE CLINICAL EXPERIENCE IN VARIED PATIENT COHORTS V 00 1 A V A cc e s s P ha s e 2 (60 - m ont h re s u l t s ) 2013 2014 2015 2016 2017 2018 2019 2020 HAVs have been implanted into hundreds of patients over more than 8 years. 2012 2021 A V Access Peripheral Arterial Disease T r au m a V005 Trauma Phase 2/3 V004 PAD Phase 2 (12 - month results) V002 PAD Phase 2 (72 - month results) V 0 1 1 A V A cc e s s Ph 2 V 00 7 A V A cc e s s P ha s e 3 V 00 6 A V A cc e s s P ha s e 3 (24 - m ont h re s u l t s ) V 00 3 A V A cc e s s P ha s e 2

1 0 PUBLIC FINANCING EXPECTED TO FACILITATE KEY VALUE - CREATING MILESTONES • File BLA in Trauma 2022 • Submit for Marketing Approval in Trauma 2023 • PAD V004 2 - year Readout 2022 • Initiate Phase 3 PAD trial 2022 • V011 1 - year AV Results 2021 • V007 Finish Enrollment 2021 • V007 1 - year AV Results 2023 • F il e A V Acc e ss B L A 20 2 3 • Submit for Marketing Approval in A V Acc e ss 2 0 2 3 All milestone dates are only management estimates based on currently available data A V Access Peripheral Arterial Disease T r au m a

11 HAV MAXIMAL PRESSURES RESEMBLE THOSE OF NATIVE ARTERIES 1) Gomes, V.C. Journal of Vascular Surgery 2019 2) McClurken, M.E., Vascular Graft Update ASTM STP 898, 1986 3) Ciszek, B., Stroke 2013. 4) Dahl, et. Al., Science Translational Medicine, 2011 1,400 mmHg 1 1,800 mmHg 3 3 , 200 mm Hg 4 Synthetic ePTFE 8,300 mmHg 2 HAV Native Vasculature

1 2 THE HAV IS HIGHLY RESISTANT TO INFECTION ACROSS ALL EVALUATED CLINICAL INDICATIONS 1) Zanoni, Journal of Vascular Access 2020 2) Vertrees, Infection and Critical Care, 2009 3) Siracuse, Journal of Vascular Surgery, 2013 4) PAD and Trauma Infection data as of April 2021 1.3% 0% 1.0% 4.5% 30% 1 HAV V001 / V003 Phase 2 HAV V 0 11 Phase 2 HAV V 0 06 Phase 3 e P T F E V006 Phase 3 ePTFE p u b li shed studies C at h et e r s p u b li shed studies Infection Rate (% per patient - year) 3.8% 28% HAV V002 / V004 Phase 2 ePTFE p u b li shed studies HAV V 0 05 Phase 2/3 4 0% ePTFE p u b li shed studies Infection Rate (% per patient - year) Humacyte Clinical Trials A V Access f o r He m odi a l y s i s P at i e n ts 9% 1 3 4 0% P A D T r au m a 2

1 3 NO EVIDENCE OF IMMUNOLOGIC REJECTION AFTER IMPLANTATION IN ANY HUMACYTE PHASE 2 OR PHASE 3 STUDY • Panel Reactive Antibodies (PRAs) measure antibodies against donor organs. cPRA values range from 0 – 100%. • Patients with cPRA > 20% are considered “sensitized” and are difficult to cross - match for kidney transplants . 1 1) Dawkins 2011 9.0% Sensitized % Patients Becoming Sensitized, All Humacyte Phase 2 & 3 Trials Any PRA Increase HAV ePTFE 5.6% ~2.6x ~3x 3.5% 1.9%

HAV REMODELS AS A TISSUE OVER TIME WHILE ePTFE SCARS AND FRACTURES WITH REPEATED CANNULATION 1 ePTFE: Patient V006 - 1167 - 001, 13 months HAV: Patient V006 - 1199 - 023, 13 months 14 1) Remodeling based on samples from clinical trials to date

THE HAV REMODELS WITH PATIENT CELLS OVER TIME 1 3079 - 012 - V006. 26 years old . 67.4 weeks post - implantation for AV Access 1006 - 001 - V006. 83 years old . 66.1 weeks post - implantation for AV Access 15 1) Remodeling based on samples from clinical trials to date

OVERALL CLINICAL OBSERVATIONS FOR HAV • The HAV has been in clinical use since December 2012 , with over 800 patient - years of exposure to the product. • Patient exposure across 6 countries, in subjects ranging from 18 – 89 years of age, having multiple pre - existing co - morbidities. • The HAV has been studied in three different clinical indications: Trauma , AV access , PAD . • Clinical outcomes have shown the HAV is highly resistant to infection , across clinical indications. • The HAV is durable and resists aneurysm formation. • There is no evidence to date of immune sensitization to the HAV. • After implantation, evidence suggests that the HAV repopulates with cells from the patient, reminiscent of living tissue , which may underpin the durability and infection resistance of the HAV. 16

HUMAYCTE PLATFORM HAS BROAD APPLICATION ACROSS MULTIPLE DISEASES

BioVascular Pancreas

- 1.2 million with Type 1 diabetes in U.S.
- Insulin palliation is the only therapy, since pancreas transplants are dangerous
- HAVs may deliver curative islets and insulin with low risk



Acellular Graft
O_2 and glucose out
Insulin In
Arterial Blood ~100 mmHg O_2

Pediatric Heart Surgery

- Babies born with heart defects often require repeated heart surgeries
- HAVs as BT shunts may grow with the child: no need for repeat surgeries
- 10,000+ U.S. babies/year



HAV
BT
shunt



Coronary Graft

- CABG patients not always ideal for vein stripping: obesity, diabetes
- HAVs are designed to be off-the-shelf and universal
- 500,000 grafts per year in US

Trachea

- No options exist for patients with tracheal injury
- Off-the-shelf engineered airway may integrate into the host
- 4,000+ operations per year in US



Engineered Trachea

Lung

- Lung disease is a growing killer
- Transplants are limited by organ shortage
- Stem cells can be grown inside of acellular lung matrix to make new lungs



Engineered Lung
Airway
Alveolus
Capillary

17

Todd E. Rasmussen, MD, FACS Colonel, USAF MC Professor of Surgery The Uniformed Services University , Bethesda, Maryland Senior Associate Consultant in Vascular Surgery Mayo Clinic , Rochester, Minnesota Implementation of the Humacyte Human Acellular Vessel (HAV): Need and Implications for military and civilian trauma care

TODD E. RASMUSSEN, MD, FACS

Military Need for Advanced Vascular Conduit

USU
Uniformed Services University


Rate of Wartime Vascular Injury
1.2%
1.5%
2%
2.8%
3%
12%
Civil War
World War I
World War II
Korean War
Vietnam War
Afghanistan/
Iraq

The Epidemiology of Vascular Injury in the Wars in Iraq and Afghanistan

Joseph M. White, MD, Adam Stannard, MRC, Brian J. Eastridge, MD, Lorne H. Blackbourne, MD, and Todd E. Rasmussen, MD

Annals of Surgery 2011;253(6):1184-9

Modern rate of vascular injury
5x that reported in previous wars

19

Military Need for Advanced Vascular Conduit TODD E. RASMUSSEN, MD, FACS Journal of Vascular Surgery 2018;68:1872 - 9 From the Society for Vascular Surgery A contemporary, 7 - year analysis of vascular injury from the war in Afghanistan Jigarkumar A. Patel, MD, Joseph M. White, MD, Paul W. White, MD, Norman M. Rich, MD, and Todd E. Rasmussen, MD, Bethesda, MD • Update/completion of 2011 report providing a full account of vascular trauma from DoD Trauma Registry • Rate of vascular injury 18% of combat injured • Extremity vascular injury most common (75%); attempted repair in 57% of injuries 20

Complex Wartime Injury TODD E. RASMUSSEN, MD, FACS Right superficial femoral artery injury Traumatic left above knee amputation As such, saphenous vein not available for vascular repair 21

Complex Wartime Injury TODD E. RASMUSSEN, MD, FACS Temporary vascular shunt placed in right superficial femoral artery Used ePTFE routed extra - anatomic to popliteal artery Graft became infected and extremity amputated 22

Complex Wartime Injury TODD E. RASMUSSEN, MD, FACS Left proximal femoral artery injury with temporary vascular shunt Traumatic right above knee amputation Saphenous vein exposed as part of injury and used as repair conduit 23

Complex Wartime Injury TODD E. RASMUSSEN, MD, FACS Repair of left superficial femoral artery and vein with saphenous taken from original wound Limb salvage particularly important as this patient had an above knee amputation of the other leg 24

Outcomes of US and UK Vascular Trauma TODD E. RASMUSSEN, MD, FACS Journal of Vascular Surgery 2019 ; 70 : 224 - 232 Management and outcome of 597 wartime penetrating lower extremity arterial injuries from an international military cohort Anna E. Sharrock, MSc, MRCS, Nigel Tai, MS, FRCS, Zane Perkins, PhD, MRCS, Joseph M. White, MD, FACS, Kyle N. Remick, MD, FAACS, Rory F. Rickard, PhD, FRCS, and Todd E. Rasmussen, MD, FACS, London and Birmingham, United Kingdom; and Bethesda, Md 25 • First US/UK military registry study • Outcomes of vascular injury from penetrating blast vs gunshot wound • Some form of vascular repair (limb salvage) attempted in 2/3 rd of patients • Confirms complete transformation in management of vascular injury from WWII dictum of ligate (amputate) to damage control vascular surgery and attempt to repair in 2/3 rd cases

Outcomes of US and UK Vascular Trauma TODD E. RASMUSSEN, MD, FACS Freedom from amputation was 74% at 5.5 years; better for gunshot wound than blast – likely due to severity of injury from blast mechanism 26

Humacyte HAV in Military Health System TODD E. RASMUSSEN, MD, FACS Journal of Trauma & Acute Care Surgery 2019;87:S44 - S47 Clinical implementation of the Humacyte human acellular vessel: Implications for military and civilian trauma care 27 Jonathan J. Morrison, PhD, John McMahon, PhD, Joseph J. DuBose, MD, Thomas M. Scalea, MD, Jeffrey H. Lawson, MD, PhD, and Todd E. Rasmussen, MD, Baltimore, Maryland • Military requires an autologous conduit for vascular repair that offers speed of use, efficiency of handling and resistance to infection • Qualities of ideal conduit: – Readily available “off the shelf” eliminating harvest time and wound complication – Biologic that is resistant to infection, incorporated and “endothelialized” – “Made to order” predictable diameter, length and internal contour (i.e. no valves) – Excellent handling properties to facilitate technical aspects of vascular reconstruction

HAV in Military & Civilian Health Systems TODD E. RASMUSSEN, MD, FACS • Given promise of the HAV product, the military is leading the way with civilian expanded access cases • 5 cases at Walter Reed National Military Medical Center with military surgeons having performed 5 more at leading civilian centers in US 28

HAV in Military & Civilian Health Systems TODD E. RASMUSSEN, MD, FACS • Performance of anastomosis between HAV and the left common femoral artery 29 • Anastomosis is complete and arterial flow has been placed into the HAV which is now pulsatile and distended

HAV in Military & Civilian Health Systems TODD E. RASMUSSEN, MD, FACS • Feeding the HAV into a metal tunneling device from the left groin to below the left knee 30 • Anastomosis complete to artery below the knee with restoration of arterial flow into the left leg and foot

Vascular Trauma Phase 2/3 V005 Trial Dr. Laura Niklason

3 2 VASCULAR TRAUMA: THE HAV MAY SAVE LIVES AND LIMBS 1) Alarhayem, A.Q., al, Journal of Vascular Surgery 2019; 69: 1519 - 1523. 2) Kauvar, D.S., et al, Journal of Vascular Surgery 2011; 53: 1598 - 603. 3) Siracuse, J.J. et al, Journal of Vascular Surgery 2013: 57: 700 - 705. 4) Andercou, O., et al, Medicine 2018; 97:27(e11350). Source: Humacyte • Off the shelf; no need to harvest vein • Outstanding primary patency • Data suggest meaningful reduction in rate of infection compared to ePTFE • Harvesting vein adds an hour or more of operative time 1 • Delayed revascularization significantly increases amputation risk • > 50% infection rate 3 • Mortality rate when ePTFE is infected: 8 - 30% 4 • Median length of stay 11 days if re - admitted for graft infection Saphenous Vein Grafts ePTFE Grafts Humacyte HAV

3 3 SUCCESS RATES OF SAPHENOUS VEIN AND ePTFE GRAFTS IN TRAUMA 1) Klocker, Journal of Vascular Surgery , 2014 2) Watson, 2015 3) Vertres, Journal of Trauma , 2005 Saphenous Vein Success Rates ePTFE Success Rates 79% at 30 days 3 90% at 30 days 1 50% at 12 months 2 78% at 12 months 2

3 4 TIME TO RE - VASCULARIZATION IS CRITICAL IN TRAUMA CASES 1) Alarhayem A.Q. et al, 2019; Journal of Vascular Surgery 2) Glass, G. et al. 2009; Journal of Plastic and Reconstructive Surgery. • In vascular trauma: quicker revascularization significantly reduces risk of amputation . 1 • Extending time to revascularization to 6 hours (“clinical standard”) doubles rate of amputation compared to 1 hour. • Steep increase in amputation rate as revascularization time approaches 3 - 4 hours after initial injury. 2 • Lower extremity trauma comprises the clear majority of civilian and military vascular trauma. • With current standard of care (vein, ePTFE), overall amputation rate is approximately 13% 2 • ePTFE rarely used; saphenous vein takes an hour to harvest. Amputation Risk and Revascularization Time

LIMB SALVAGE IS A DEFENSE DEPARTMENT PRIORITY • In 2018, the DoD listed Humacyte’s HAV as a Medical Product Priority under Public Law 115 - 92. • Public Law 115 - 92 requires enhanced collaborations and communication between the U.S. Department of Defense (DoD) and the U.S. Food and Drug Administration (FDA) on DoD’s Medical Product Priorities for military emergencies. • Public Law 115 - 92 allows the Secretary of Defense to request, and authorizes FDA to take, specific actions to expedite the development of Medical Product Priorities . • Based on Medical Product Priority status, Humacyte and FDA are in discussions to convert V005 from a Phase 2 to a Phase 3 trial . Feasibility of HAV in vascular trauma. Initially 7 clinical sites, US only In 2017, DoD provided a grant for a Humacyte Phase 2 Vascular Trauma Trial. DoD - Funded V005 Trial, Phase 2 35

ONGOING PHASE 2/3 V005 TRIAL IN VASCULAR TRAUMA

NCT03005418:

A Study for the Evaluation of Safety and Efficacy of Humacyte's Human Acellular Vessel for Vascular Replacement or Reconstruction in Subjects with Life or Limb-threatening Vascular Trauma

Targeting 27 centers *in the US, Poland, and Israel. HAV implanted in patients with vascular injury below the neck. (Currently with 20 active centers in the U.S., up from 7 centers in early 2020.)*

U.S. DEPT OF DEFENSE

DOD PRIORITY DESIGNATION

Enrollment:

Discussions with FDA are ongoing on final trial design (41 subjects enrolled through May 2021); **Unblinded trial for repair of vascular traumatic injury.**

Cohort:

Focus analysis on Lower Extremity Trauma (75% of injuries) to speed approval.

No Active Comparator:

Single-arm Trial

Historical comparators and prior publications of ePTFE efficacy; finalizing with FDA

Duration and Objectives:

V005 is deemed suitable for Accelerated Approval Pathway. Discussions with FDA are ongoing to finalize subject numbers and duration of follow-up.

36

HAV PERFORMS WELL AGAINST POTENTIAL COMPARATORS IN V005 TRIAL

Potential Comparator[1]: Saphenous vein

Data from PROspective Observational Vascular Injury Treatment (PROOVIT) Registry [2].

Reported Outcome in PROOVIT	PROOVIT (%)
Primary Patency at 30 days	~ 79%
NOT Complication Free, Patent at 30 days	~ 8%
Required Intervention at Initial Hospitalization	~ 12%

V005 30-day primary patency = ~97%

Potential Comparator[1]: ePTFE

Data from initial meta-analysis of published literature using ePTFE in lower extremity vascular trauma.

ePTFE Infection Rate in Trauma = ~14%



0.35
0.09
0.00
0.25
0.24
0.06
0.14
0.15
0
0.1
0.2
0.3
0.4
0.5

HAV infection rate in V005 = ~0%

1) No current active comparator in Phase 2/3 trial. In discussions with FDA on appropriate comparator arm.
2) At the time of this publication, PROOVIT database not under consideration as a comparator for V005

37

3 8 SUBJECTS ENROLLED IN V005 TRAUMA TRIAL AS OF MAY 2021 Location of Injury Subjects Lower Extremity 29 Upper Extremity 9 Torso 3 Mechanism of Injury Subjects Gunshot Wound 18 Motor Vehicle Accident 6 Fall 4 Iatrogenic 11 I ndu s tr i a l A cc i den t/ C r u s h 2 41 Current HAV Implants for V005 Increasing the number of V005 clinical sites U.S. • Currently 20 (up from 7) • Targeting 21 total U.S. sites Europe • Targeting 6 sites Demographics Subjects Males 29 Females 12 White 21 Black 17 Other 1 Age Subjects Average 39.8 yrs old Oldest 81 yrs old Youngest 18 yrs old

HUMACYTE

ONGOING V005 TRIAL IN TRAUMA SHOWS EXCELLENT FUNCTION TO DATE

Results to date show robust HAV function:

96.8%

HAV primary patency at 30 days for evaluable subjects with lower extremity injury.

~79%

Saphenous vein historical primary patency from PROOVIT database [1]

0%

HAV Infection Rate

~14%

ePTFE Infection Rate

(Data from initial meta-analysis of published literature using ePTFE in lower extremity vascular trauma) [1]

Trauma Case Study



Iliac Artery Bypass with HAV
(Connecting pelvis and leg)

1) *No current active comparator. In discussions with FDA on appropriate comparator arm.*

39

4 0 ONGOING V005 TRIAL IN TRAUMA SHOWS EXCELLENT FUNCTION TO DATE • Sites are Level - I Trauma centers in the US, including sites with high clinical volume, led by key opinion leaders (e.g. Denver, Baltimore Shock - Trauma). • Outstanding HAV primary patency at 30 days: 97% as of May 2021. • Current HAV performance seems better than both saphenous vein and ePTFE historical reported literature. Zero instances of amputation due to HAV occlusion or malfunction. Zero instances of HAV infection , despite multiple implants into contaminated wound beds. Zero instances of HAV rejection . • Majority of vascular trauma is in the lower extremities: therefore, focus here for clinical approval. • Other governmental entities, including Israel and others, have inquired about the use of the HAV for wounded warfighters. 0

VASCULAR TRAUMA – COMPELLING HEALTH ECONOMICS

Expected Economic Benefits Compared to Autologous Saphenous Vein:

- Harvesting time delays limb revascularization and significantly increases the risk of amputation[1]
- Amputation after lower limb trauma ranges from 5.0 - 15%[1,2]
- Limb loss due to delayed revascularization costs hospitals an average of $90,000 [4]

Estimated Economic Benefits Compared to ePTFE:

- ePTFE has high infection rates often resulting in limb loss.
  - Mortality when ePTFE is infected is 8% - 30%.
  - Infection of an ePTFE graft increases risk of limb loss by 10-fold.
  - Median length of stay if re-admitted for graft infection is 11 days.
- Additional hospitalization cost due to infection can reach $42,000[3]

1) Alarhayem, A.G. et al, "Impact of time to repair on outcomes in patients with lower extremity arterial injuries", *Journal of Vascular Surgery* 2019; 69: 1519-1523.
2) Kauvar, D.S., et al, "National trauma databank analysis of mortality and limb loss in isolated lower extremity vascular trauma", *Journal of Vascular Surgery* 2011; 53: 1598-603.
3) Estimating the Additional Hospital Inpatient Cost and Mortality Associated With Selected Hospital-Acquired Conditions. Content last reviewed November 2017. Agency for Healthcare Research and Quality, Rockville, MD. https://www.ahrq.gov/hai/pfp/haccost2017-results.html
4) MacKenzie E.J., et al. "Health-care costs associated with amputation or reconstruction of a limb-threatening injury.", Journal Bone Joint Surg Am. 2007 Aug; 1685-92.

41

SUBJECT 02 - 004 56 - year - old Female: • Received saphenous vein graft to restore flow after a serious car accident • Saphenous vein graft failed; Subject returned to operating room and received an HAV • Subject discharged from hospital with good blood flow to leg through HAV VASCULAR TRAUMA PATIENTS RECEIVING HAV in V005 TRIAL AFTER SAPHENOUS VEIN GRAFT FAILURE 42

VASCULAR TRAUMA PATIENTS RECEIVING HAV IN V005 TRIAL AFTER SAPHENOUS VEIN GRAFT FAILURE SUBJECT 06 - 013 57 - year - old Female: • Received saphenous vein graft to restore flow after dislocation of knee and artery injury due to a fall on ice • Saphenous vein graft failed; Subject transferred to another hospital and received an HAV • Subject discharged from hospital with good blood flow to leg through HAV 43

4 4 EXPANDED USE CASE # EA - 013: RESISTS INFECTION Source: Humacyte • The patient was a 38 - year - old female with critical limb ischemia due to systemic thromboembolic disorder that was treated with an autologous vein bypass • No vein was available to perform a bypass and the patient was at high risk of infection due to history of endocarditis • A right common femoral artery - to - proximal anterior tibial artery bypass was performed using an HAV • The patient’s postoperative course was unremarkable • Nearly 2 years after HAV implantation, the patient continues to do well and can live a normal life. Immediate Improvement in distal pulses Case Study: Using the HAV in patient with at high risk of infection due to history of endocarditis.

4 5 MILESTONES AND VALUE INFLECTION POINTS FOR TRAUMA PROGRAM 2021 Complete agreement with FDA on number of subjects and comparator 2022 Completion of V005 Trauma trial enrollment, early top - line results Late - 2022 File BLA for Vascular Trauma , anticipate Accelerated Approval Pathway TARGET INDICATION STATEMENT: Use of HAV as a conduit for the repair or replacement of damaged arteries in the lower extremity. 2023 BLA approval for Vascular Trauma All milestone dates are only management estimates

End Stage Renal Disease Standard of Care Dr. Laura Niklason

4 7 END STAGE RENAL DISEASE STANDARD OF CARE Leading Causes of ESRD in the US 2 : • Diabetes – 43% • Hypertension – 23% • Glomerulonephritis – 12% • Cystic Kidney Disease – 3% • Other – 19% 600k It is estimated that nearly 600,000 Americans suffer from End Stage Renal Disease (ESRD) 1 2 - 3% Rate of ESRD is increasing at 2 - 3% each year 1 1) https:// www.niddk.nih.gov/health - information/health - statistics/kidney - disease 2) https:// www.uspharmacist.com/article/primary - cause - of - endstage - renal - disease

4 8 US STATISTICS OF ESRD TREATMENT TOTAL COST >$40 Billion (US) 1 12% of total expenditures are related to vascular access care (surgery, infections and interventions) Access care estimated to cost nearly $3 billion dollars (US, 2013) 2 MODE OF DIALYSIS CARE 92% Hemodialysis 1 8% Peritoneal Dialysis 1) https:// www.niddk.nih.gov/health - information/health - statistics/kidney - disease 2) Thamer, M, et. Al., AJKD 2018; 72: 10 - 18.

4 9 TYPES OF ACCESS FOR HEMODIALYSIS 1) http://www.aakp.org/library/attachments/understandingyourhemodialysisaccessoptionseng.pdf Secondary/Graft Current Estimates of Access in the US Primary/AV Fistula (Autogenous) Venous/Temporary Catheter ~20% G r afts ~60% AV fistulas ~20% C a t he t ers

5 0 VASCULAR ACCESS AT INITIATION OF DIALYSIS 1) Hakim, Kidney International (2009) 76, 1040 – 1048 In the USA, more than 60% of patients initiate dialysis with a dialysis catheter.

5 1 MANY MODES OF AV FISTULA FAILURE 1) Dember et al. JAMA. 2008;299(18):2164 - 2171 Maturation – Hemodialysis Fistula Maturation Study noted that only 61% of fistulas are use - able for dialysis at 6 months 1 . Maturation failure is a large problem – Small vessels, low blood flow, inadequate vessel remodeling and high prevalence of diabetes and hypertension

5 2 INFECTION AND OTHER MODES OF SYTHETIC (ePTFE) AV GRAFT FAILURE Low Durability and Poor Long - Term Patency 1 1) Based on historical, published data 2) Halbert, et al, Kidney306, 2020. • Only 70% of ePTFE grafts functional at one year • 9% annual rate of infection 2 • Vein neointimal hyperplasia, stenosis, thrombosis • Graft wall deterioration

5 3 HISTORICAL SUCCESS RATES FOR FISTULAS AND ePTFE GRAFTS 1) Allon, Hemodiaysis Fistula Maturation Study, Journal of Vascular Surgery 2018; 2) Arhuidese, Journal of Vascular Surgery 2018; 3) Lok, et al, CJASN 2013; 4) Halbert, R., et al, Kidney360, 2020; 5) Kakisis, et al, Journal of Vascular Surgery 2017. Fistula Success Rates ePTFE Success Rates 61% at 6 months 1 59% at 12 months 2 30% at 5 years 3 70% at 12 months 4 54% at 24 months 4 27% at 5 years 5

5 4 SUMMARY OF AV ACCESS STANDARDS OF CARE Standards of vascular access in the US remain the lowest in the industrialized world • Highest rate of central catheter use • Lowest successful fistula maturation and use rate: 40 - 60% of fistulas do not mature • Infection is a common cause of ePTFE graft failure and patient morbidity Poor outcomes are multifactorial • Complex and sick patients, high rates of diabetes • Variable genetic and socioeconomic issues • Misdirection of health care funds leading to poor referral and access to care

Arteriovenous Access for Hemodialysis TARGET INDICATION : Use of HAV as a conduit for hemodialysis, for patients who are at high risk of fistula failure or non - maturation, or at high risk of vascular access infection . Dr. Laura Niklason

TARGET INDICATION: HAV WILL ADDRESS FISTULA FAILURES, INFECTIONS

Strategy in Dialysis Access is to target the “gold standard” for dialysis access: **Arteriovenous Fistula**

Humacyte’s HAV has substantial advantages

AV Fistula
65% Market Share



Blood from dialyzer
Blood to dialyzer
Vein
Artery



- Major risks associated with catheter during wait for fistula maturation
- ~40% of fistulas fail

- HAV usable within 1 month vs 3-6 months for fistulas
- Decreased catheter contact time in patients awaiting fistula maturation

Catheters and ePTFE are minority of market

Catheter
19% Market Share



Vein
Catheter
Catheter tip

- High blood stream infection rates (up to 200% per patient-year[1])

- Infection rate for HAV: 1% per patient year[2]

Synthetic Graft
17% Market Share



Artery
Vein
Arteriovenous graft

- 10-15% annual infection rate: sepsis, hospitalization, death
- Not durable: ~50% fail in 2 years[1]

- 10-15x lower rate of infection versus ePTFE
- Used for dialysis in some patients for >7 years

1) Lawson, J.H., et al, The Lancet 2016; 387: 2026-2034; 2) Halbert, R.J., et al, Kidney360 2020; doi: 10.34067/KID.003502020.
Source: Humacyte

56

5 7 TWO, PHASE 2 TRIALS IN DIALYSIS ACCESS: V001 and V003 Enrollment: 60 total subjects enrolled from December 2012 – May 2014. • 40 subjects in V001 • 20 subjects in V003 NCT01840956 and NCT01744418: Safety and Efficacy of a vascular prosthesis for hemodialysis access in patients with end - stage renal disease. Targeting 6 centers in the U.S. and Poland. HAV implanted into patients in need of dialysis access and who were suitable for arteriovenous grafting, but who were not candidates for autogenous fistula. Duration: Each subject was followed until 24 months after implantation, irrespective of patency status of access. Thereafter, only subjects in the V001 trial with a patent study access will be followed for up to 10 years. Reporting: 1 - year results published in 2016. 1 Five - year results recently obtained and have been submitted for publication. Objectives: First assessments of the HAV in hemodialysis access patients. • Assessment of the HAV for durability, aneurysm formation, bleeding and infection • Assessment of patency rates at 6 months, and up to 10 years after implantation 1) Lawson, J.H., et al. Lancet 2016.

5 8 V001 UPDATE: OUTSTANDING LONG - TERM DURABILITY 1) Lok, et al; 2013 CJASN 2) Kakisis et al; 2017, JVS 3) Arhuidese, et al, 2018; JVS 97 94 79 58 0 . 5 1 2 5 HAV Secondary Patency (%) 59 54 30 27 1 2 5 Fistula Secondary Patency (%) ePTFE Secondary Patency (%) Time (years) Needle punctures over 6 years. HAV not aneurysmal after 6 years. • V001 subjects currently in long - term follow - up out to 10 years. • Five - year follow - up results recently submitted for peer - reviewed publication. • Secondary Patency at 5 - years: 58%. • HAV secondary patency is roughly twice that reported for ePTFE and fistulas at 5 years . Zero HAV Infections from 1 - 5 years Zero HAV Rejections from 1 - 5 years Zero HAV Ruptures Historical Patency Fistula and ePTFE 1,2,3 0 0 0

FIRST OF TWO PHASE 3 TRIALS IN DIALYSIS ACCESS: V006 HUMANITY

NCT02644941:

An Assessment of Humacyte's Human Acellular Vessel in Patients Needing Renal Replacement Therapy: A Comparison with **ePTFE Grafts** as Conduits for Hemodialysis (**HUMANITY**)

37 centers in the US, German, UK, Poland, Portugal, and Israel. *HAV implanted into patients in need of dialysis access and who were suitable for arteriovenous grafting.*

Enrollment:

355 total subjects; 1:1 prospective randomization HAV (6mm x 42cm) vs. ePTFE grafts

Comparators:

Bard Impra® and Gore PROPATEN®

Duration:

Each subject is followed until 24 months after implantation, irrespective of patency status of access. Thereafter, only subjects with a patent study access will be followed for up to 5 years.

Objectives:

- **Primary Efficacy:** Compare the secondary patency of HAV with ePTFE grafts as a conduit for hemodialysis
- **Primary Safety:** Compare access-related infections of HAV with ePTFE grafts

1) Lawson, J.H., et al. Lancet 2016.

59

6 0 PHASE 3 V006 HUMANITY TRIAL SUBJECT DEMOGRAPHICS 1) United States Renal data system (USRDS) report V006 Demographics (N = 355) ePTFE (n=178) HAV (n=177) Age (years) 60 63 Male (%) 49% 50% Caucasian (%) 65% 70% Black (%) 28% 25% Hispanic (%) 11% 15% Asian / Other (%) 3% 2% Body Mass Index (BMI) 29 29 Hypertension (%) 80% 80% Cardiac disease (%) 51% 57% Diabetes (%) 29% 33% Prior Stroke (%) 6% 12%

6 1 1) Secondary Patency is defined as the time between initial implantation and abandonment of the conduit PHASE 3 V006 HUMANITY TRIAL: SECONDARY PATENCY RESULTS Statistical Approach: Cox Proportional Hazards Model Cox Proportional Hazards Model for Time to Loss of Secondary Patency Treatment Group (HAV vs ePTFE) Hazard Ratio Es t i ma te 95 % C I Non - i n f e ri o r i t y M a r gi n H a z a r d Non - inferiority Demonstrated (Yes/No) 12 months 0.869 (0.528, 1.431) 1.491 Yes 24 months 1.284 (0.867, 1.903) 1.488 No Secondary Patency 1 6 months 12 months 18 months 24 months HAV HUMANITY [Mean (95% CI)] 92% (87 – 95%) 82% (75 - 87%) 73% (65 - 79%) 67% (59 - 74%) ePTFE HUMANITY [Mean (95% CI)] 87% (81 – 92%) 80% (73 - 85%) 77% (70 - 83%) 74% (67 – 81%)

PHASE 3 V006 HUMANITY TRIAL: SECONDARY PATENCY RESULTS

Statistical Approach: Restricted Mean Survival Time [1]



+ Censored
Secondary Patency
1.0
0.8
0.6
0.4
0.2
0.0
1: Human Acellular Vessel
2: ePTFE Graft
0
90
180
270
360
450
540
630
720
Days

- Secondary patency data from V006 are *not* proportional over time (i.e. curves crossing), violating the Cox Proportional Hazards model.
- Violation of proportionality increases the risk that the Cox test returns an invalid result.
- Restricted Mean Survival Time (RMST) analysis does not make assumptions on data proportionality.

RMST Analysis for Time to Loss of Secondary Patency					
Treatment Group (HAV vs ePTFE)	Timepoint	Difference		Non-inferiority Margin Hazard	Non-inferiority Demonstrated (Yes/No)
		Estimate	*95% CI*		
	12 months	16.949	(-1.77, 35.67)	-21.06	Yes
	24 months	1.563	(-46.72, 49.84)	-50.016	Yes

1) RMST was a post hoc analysis

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6 3 HAV PATENCY IN PHASE 3 V006 HUMANITY TRIAL SURPASSED PUBLISHED ePTFE and FISTULA PATENCIES 1) Halbert, et al, Kidney360; 2020; 1 (12) 1437 - 1446 2) Arhuidese, I.J., et al. Journal Vascular Surgery 2018; 68: 1166 - 1174 3) Allon, M., et al. American J Kidney Disease 2018; 71: 677 - 689. Secondary Patency (95% CI) 6 months 12 months 18 months 24 months HAV V006 trial 92% (87 – 95%) 82% (75 - 87%) 73% (65 - 79%) 67% (59 - 74%) ePTFE V006 trial [Mean (95% CI)] 87% (81 – 92%) 80% (73 - 85%) 77% (70 - 83%) 74% (67 – 81%) ePTFE 1 prior published data, not head - to - head 80% (75 - 84%) 70% (64 - 75%) 59% (53 – 65%) 54% (47 - 61%) Fistula 2,3 prior published data, not head - to - head 61% 59% ~57% 54%

6 4 PRIMARY SAFETY ENDPOINT: HAV HAD ~5x FEWER INFECTIONS THAN ePTFE IN V006 TRIAL 1) 1 de Jager DJ et al. JAMA 2009; 302: 1782 – 1789 H AV EP TFE HAV ePTFE 4 . 5% ePTFE Infections 5x of HAV p = 0.04 9 3 15 13 S U BJE C T S N EE D I N G HOSPITALIZATION ePTFE SUBJECTS NEEDING IV ANTIBIOTICS H A V Infection is the second most common cause of death in hemodialysis patients overall 1 Consequences of Access Infection in V006 Phase 3 HUMANITY Infection Rates 0 . 93%

6 5 PRA INCREASES WERE WORSE FOR ePTFE THAN FOR DIALYSIS HAV PATIENTS 1) Dawson 2011 • Panel Reactive Antibodies (PRAs) measure antibodies against donor organs. cPRA values range from 0 – 100%. • Patients with cPRA > 20% are considered “sensitized” and are difficult to cross - match for transplants. 1 • Patients receiving HAV had lower rates of sensitization to human antigens. 1.1% 1.1% 3.4% 7.8% M en W o m en % Patients Becoming Sensitized HAV ePTFE ~ 3x ~ 7x

MEAN DIAMETER OF HAV WAS COMPARABLE TO ePTFE AT KEY MEASUREMENT POINTS OF THE TRIAL 6.2 6.3 6.0 5. 7 5.7 5.7 5.7 5.9 Day 7 Month 12 Month 24 Mean Inner Diameter of Conduit (mm) Month 18 HAV ePTFE 66 6.0mm nominal conduit diameter

BLOOD FLOW RATE OF HAV WAS COMPARABLE TO ePTFE AT KEY MEASUREMENT POINTS OF THE TRIAL 1,231 1,121 1,075 994 1,195 1,131 1,122 1,096 Day 7 Month 12 Month 24 Mean Blood Flow Rate (mL/min) Month 18 HAV ePTFE 67

HAV HAD FEWER REMOVALS THAN ePTFE

- For HAVs, 42% had angioplasties with over-sized balloons, and these HAVs had a significant increase in interventions.
- When HAVs were handled as directed, interventions were similar for HAV and ePTFE.
- In V006, ePTFE grafts had to be removed from patients more often than HAVs.



Conduit Removal in V006 Trial
17
~3x
5
12
~4x
3
Partial
Full
HAV
ePTFE

68

SECONDARY PATENCY WAS HIGHER IN CLINICAL SITES WITH PREVIOUS HAV EXPERIENCE • Kaplan - Meier curve of HAV and ePTFE graft secondary patency at 4 sites with previous HAV experience • HAV secondary patency was 100% until 18 months at sites with prior HAV experience (from Phase 2 studies) 69

FACTORS POTENTIALLY AFFECTING V006 HUMANITY TRIAL OUTCOMES MONITORING and FOLLOW - UP: • Frequent study - mandated ultrasounds (at 1, 3, 6, 12, 18 and 24 months), which exceed standard of care, provided enhanced ability of surgeons to monitor ePTFE study conduits. • Over 40% of HAVs in the HUMANITY trial had interventions “not as directed” , including the use of over - sized angioplasty balloons that are typically used in ePTFE grafts, but which likely damaged the HAVs. COMPLEX MANAGEMENT and Care Patterns of Dialysis Patients: • Surgeons, as the clinical study Principal Investigators, were not the only physicians/medical staff managing the care of patients or the HAV as the dialysis conduit – Lack of understanding on how to handle the HAV across all aspects of dialysis care after surgical implantation was likely detrimental • Updating ESRD patient practices and management to account for the biological HAV is a key focus – Training and education on how to handle the HAV being implemented across all patient care touch points and applied to V007 - ie. dialysis centers/ technicians, nephrologists, interventionalists. 70

V006 HUMANITY TRIAL SUPPORTS UTILITY OF HAV IN PATIENTS AT RISK FOR INFECTION OR FISTULA NON - MATURATION 71 • The HUMANITY trial showed that the HAV is safe and functional for dialysis access . • HAV in the HUMANITY trial performed as expected, and predicted, from Phase 2 data. • The performance of the HAV was better than reported historical patency for both ePTFE grafts and AV fistulas. • ePTFE in the HUMANITY trial performed unexpectedly well, compared to historical literature. • HAV had significantly fewer infections than ePTFE, along with fewer hospitalizations for infection. • HAV had fewer PRA increases than ePTFE, implying kidney transplantation may be easier for HAV subjects. • HAV had superior cellular repopulation and healing after implantation, as compared to ePTFE. • Inappropriate handling of the HAV may have impacted relative outcomes in the HUMANITY trial. • Using the pre - specified Cox test, secondary patency for the HAV did not achieve the primary endpoint of non - inferiority (after all subjects were at least 18 months). • HUMANITY results support the proposed utility in patients who are at risk for fistula non - maturation or for access infection. • HUMANITY Trial, combined with V007 Trial and Phase 2 data, will be utilized to support indication in patients at risk for fistula non - maturation or access infection.

ENROLLING PHASE 3 TRIAL IN DIALYSIS ACCESS VERSUS AV FISTULA (V007) 72 Enrollment: Target 240 total subjects (over 185 subjects enrolled through April 2021);1:1 Prospective randomization HAV (6mm x 42cm) vs. autogenous fistula NCT03183245: Compare the Efficacy and Safety of Humacyte’s Human Acellular Vessel with that of an Autologous Arteriovenous Fistula in Subjects with End - Stage Renal Disease (currently enrolling) 30 centers in the US . HAV implanted in patients in need of dialysis access and who were suitable for single - stage arteriovenous fistula . Comparators: Single - stage arteriovenous fistula in the upper extremity Objectives: • Primary Efficacy: Useability for dialysis at 6 months; Secondary patency at 12 months; • Primary Safety: Compare rates of interventions, infections, host remodeling, and dialysis efficiency Duration: Each subject is followed for 24 months after implantation, irrespective of patency status. Thereafter, all subjects with a HAV irrespective of patency status and only subjects with a patent fistula will be followed for up to 5 years. V007 Trial, combined with HUMANITY Trial and Phase 2 data, will be utilized to support indication in patients at risk for fistula non - maturation or access infection.

LEARNINGS FROM HUMANITY THAT HAVE BEEN APPLIED TO V007 TRIAL MONITORING and FOLLOW - UP: • Pro - active teaching at all clinical sites around suitable interventions for the HAV : angioplasty balloon size, etc . • Monitoring sites for inappropriate interventions and provide additional, specific instruction to sites and investigators not following V007 trial guidelines. COMPLEX MANAGEMENT and Care Patterns of Dialysis Patients: • Working with Fresenius to provide targeted teaching to dialysis access centers on the use of the HAV in the V007 trial – technicians will not feel a “pop” that accompanies needle puncture of ePTFE. • Emphasizing that ultrasounds are for patency assessment and should not be utilized as a sole basis for intervention on the access conduit . 73

7 4 DATA FROM PHASE 2 AND PHASE 3 COMPARED TO PRIOR FISTULA PUBLICATIONS HAV Phase 2 DATA HAV Phase 3 DATA Fistula, published data, not head - to - head Expected Indication: Use of HAV as a conduit for hemodialysis, for patients who are at high risk of fistula failure or non - maturation or at high risk of vascular access infection. F is tu la 4 F is tu la 3 F is tu la 3 F is tu la 2 F is tu la 2 Fistula 1 1) Woodside, Kenneth J., et. Al, American Journal of Kidney Diseases, Volume 71, Issue 6, 2018, Pages 793 - 801 2) Allon, M., et al. American J Kidney Disease 2018; 71: 677 - 689 3) Arhuidese, et al, 2018; JVS 4) Lok, et al; 2013 CJASN

7 5 HAV MAY REDUCE INFECTION AND CATHETER CONTACT TIME. INFECTIONS AND CATHETERS ARE MORBID FOR PATIENTS, AND COSTLY TO THE SYSTEM 1) USRDS Expenditures on ESRD 2018, and 2008. • Catheters cost $23,000 more , per year, than working fistulas. • ePTFE costs $17,000 more , per year, than working fistulas. • Patients with non - maturing fistulas incur additional costs and morbidity, because they must remain on catheters while waiting for their fistulas to mature. • Estimated costs of hospitalization for sepsis: $30,000 Estimated costs to replace infected ePTFE: $50,000 • In contrast, the HAV is ready for dialysis at 4 weeks, and is highly resistant to infection . • Catheter infection rates are reported up to 200% per patient - year. • Infection is the second leading cause of death in dialysis patients. 6 0 ,0 00 6 5 ,0 00 7 0 ,0 00 7 5 ,0 00 8 0 ,0 00 8 5 ,0 00 9 0 ,0 00 9 5 ,0 00 1 0 0, 0 00 Average F i s t u l a ePTFE Catheter 2016 Expenditures per Patient - Year ($) 1

ESTIMATED MILESTONES AND VALUE INFLECTION POINTS FOR AV ACCESS PROGRAM

TARGET INDICATION STATEMENT:
Use of HAV as a conduit for hemodialysis, for patients who are at high risk of fistula failure or non-maturation, or at high risk of vascular access infection.

Q4 2021
Complete enrollment of V007 trial comparing HAV vs. autogenous fistula

Q1 2023
Top-line readout for V007 trial – 12-month follow-up from last subject enrolled.

Mid-2023
File BLA for AV Access, including clinical data from 3 Phase 2 trials and 2 Phase 3 trials.

Late-2023
Timing for **BLA approval for AV Access**.

All milestone dates are only management estimates

76

7 7 FRESENIUS IS A GLOBAL DIALYSIS LEADER AND STRONG HUMACYTE PARTNER • Fresenius made strategic investment in Humacyte of $150M in 2018. • Fresenius participated in Alpha SPAC’s PIPE fundraise as the largest single investor • Humacyte and Fresenius collaborating on clinical trial designs in Europe and Asia. • Humacyte working with Fresenius to leverage manufacturing efficiencies, decrease cost - of - goods . Humacyte and Fresenius will collaborate on marketing and distribution of the HAV in dialysis: • Fresenius has 4,000 dialysis clinics world - wide • Fresenius cares for more than 40% of dialysis patients in the US; >200,000 patients in North America • Fresenius cares for >150,000 dialysis patients ex - U.S. • In the U.S., Fresenius and Humacyte will cooperate on health economic studies in dialysis access to identify patients most benefiting from HAV. • In the U.S., Fresenius will adopt HAV as standard of care for its patients who show benefit. • Ex - U.S., Fresenius will be responsible for marketing and distribution of HAV for dialysis access

Jack L. Cronenwett, M.D. Professor of Surgery Dartmouth - Hitchcock Medical Center Peripheral Artery Disease Treatment

Peripheral Artery Disease (PAD) JACK L. CRONENWETT, M.D. Caused by atherosclerosis • Like coronary heart disease • Most commonly affects legs (can involve any artery) A ge % US Population Prevalence of PAD in U.S. Affects 10 Million Americans > age 40 • Increases with age, > 20% by age 80 Narrowed arteries reduce blood flow • Initial symptom is muscle pain with exercise • Termed Claudication • Can affect all leg arteries • Usually causes calf pain 79

Peripheral Artery Disease (PAD) JACK L. CRONENWETT, M.D. Can progress to multiple leg arteries, further reducing circulation Treatment requires restoration of blood flow • Non - surgical, catheter - based intervention • Surgical bypass Critical Limb Threatening Ischemia • Tissue does not receive enough blood flow to survive • If untreated, leads to tissue loss, gangrene, and ultimately amputation 80

Peripheral Artery Disease Treatment JACK L. CRONENWETT, M.D. Peripheral Vascular Intervention (PVI) Balloon Angioplasty or Stenting • Less invasive, percutaneous procedure • Used for less severe disease • Increasing in frequency Surgical Bypass • Used for more severe disease • Different levels based on disease location • Conduit: Synthetic or vein graft • More invasive, especially with vein harvest ~ 50,000 Cases in U.S. per year 81

JACK L. CRONENWETT, M.D.

Conduit Used for Leg Bypass Surgery

Dartmouth-Hitchcock MEDICAL CENTER

Saphenous Vein Grafts (54%)

- Best patency, lowest reintervention rate
- More resistant to infection
- Only suitable in ~ half of cases
- Require long leg incision to harvest
  - Increases risk and complications
  - Other veins (arm) used in only 5% of cases

Synthetic Teflon Grafts (35%)

- Lower patency, less resistant to infection
- Used when veins not available, despite worse outcomes

Biologic Grafts (6%)

- Human frozen vein/artery or treated bovine arteries
- More resistant to infection, subject to degeneration / aneurysm formation
- Used in cases with infection or size mis-match when vein not suitable


Conduit Used in SVS VQI Registry
Biologic, 6%
Teflon, 35%
Saphenous Vein, 54%
Other Veins, 5%

82

Leg Bypass Grafts: Current Challenges JACK L. CRONENWETT, M.D. • Saphenous vein grafts often not suitable and require morbid incisions • Synthetic grafts have worse patency, higher reintervention/ amputation • Biologic grafts have worse patency and degeneration Opportunities for HAV in treatment of PAD: • Patients without suitable saphenous vein or cannot tolerate vein harvest • Cases with high infection risk or an infected graft that needs replacement • Half of all leg bypass grafts that are required in current practice Ideal bypass graft: off - the - shelf, require small incisions, infection resistant with good patency with low reintervention rate 83

Peripheral Arterial Disease Phase 2 Trials Dr. Laura Niklason

PHASE 2 V002 TRIAL IN PERIPHERAL ARTERIAL DISEASE (PAD)

NCT01872208:

Evaluation of the safety and efficacy of a vascular prosthesis as an above-the-knee graft in patients with PAD.

3 centers in Poland. *HAV implanted using standard surgical techniques, in patients with PAD and claudication and a walking distance of < 200 m, or having rest pain or critical limb ischemia.*

Enrollment:

20 total subjects, enrolled from October 2013 – June 2014; all patients received the HAV (6mm x 42cm)

Duration:

Each subject was followed for 24 months after implantation, irrespective of patency status. Thereafter, all subjects with a patent HAV will be followed for up to 10 years.

Reporting:

2-year results published in 2020; 6-year results obtained in March 2021.

Objectives:

This was the first evaluation of the HAV in the arterial circulation.

- Change in HAV Characteristics and aneurysm formation of HAV
- Change in HAV patency rate over time.
- Change in safety profile, adverse events, blood chemistry profiles.

85

PHASE 2 V002 TRIAL: DEMOGRAPHICS AND SAFETY

Demographics[1]	
Age	average 66 yo (54– 79 yo)
Male	65%
Female	35%
Hypertension	75%
Diabetic	45%
Cardiovascular disease	25%

Excellent Safety Profile	
Incidence of rejection	0%
Incidence of infection of the HAV	0%
Incidence of amputation in bypassed limb	0%
Incidence of aneurysm	0%

Severity of Disease
Median claudication distance = 50 m
On average, patients could not walk more than 50 meters without pain.
Three patients had constant pain, even at rest.
All patients had complete occlusion of the superficial femoral artery (SFA)

Surgical Procedures
HAV implanted from femoral artery or SFA; to SFA or popliteal artery

Distal anastomosis of an HAV in V002 trial



1: Gutowski, et al, 2020, Journal of Vascular Surgery.

86

8 7 PHASE 2 V002 TRIAL UPDATE: 6 - YEAR RESULTS SHOW HAV DURABILITY 1) Vartanian and Conte, 2015; Circulation Research 2) Rychlik 2014 Journal of Vascular Surgery 3) Siracuse 2013 In PAD, 40% of patients do not have ipsilateral Saphenous Vein available 1 . Those patients are forced to use lesser vein options or to use ePTFE. 51 - m on th C T A ng i o Results from V002 Phase 2 Trial in PAD (as of April 2021) Pr e - Op 1 yr 2 yr 3 yr 4 yr 5 yr 6 yr Avg Secondary Patency - 84% 74% 73% 66% 60% 60% - Ankle - Brachial Index (median) 0.64 0.90 0.96 - 1.07 0.98 0.94 (n=2) 0.97 (post - op) HAV Infection Rate - 0% 0% 0% 0% 0% 0% 0% Published Results, Fem - Pop Bypass 5 year Saphenous Vein 1 70 - 75% ePTFE 1,2 40 - 60%; 51% Infe c t i o n Rat e 3 3.8%

LONG - TERM IMAGING INDICATES THAT THE HAV IS DURABLE V002 - 01 - 008: 51 months V002 - 01 - 005: 51 months V002 - 01 - 008: 50 months 88 Scale bars in images show dimensions in mm. “anast” denotes “anastomosis”. “anast” denotes “anastomosis”.

PHASE 2 V004 TRIAL IN PAD IN U.S.

HUMACYTE®

NCT02887859:

A phase 2 study for the evaluation of safety and efficacy of Humacyte's Human Acellular Vessel for use as a vascular prosthesis for femoro-popliteal bypass in patients with peripheral arterial disease.

5 centers in US. *HAV implanted using standard surgical techniques, in patients with severe and disabling PAD, Rutherford stage 4 or 5, in whom saphenous vein is not available. All patients had Critical Limb Ischemia, and no vein for bypass.*

Enrollment:

15 total subjects, enrolled from December 2016 – December 2019; all patients received the HAV (6mm x 42cm)

Duration:

Each subject will be followed for 12 months after implantation, irrespective of patency status. Thereafter, all subjects with a patent HAV will be followed for up to 5 years.

Reporting:

(No reporting on this trial as of April 2021)

Objectives:

- Change in HAV characteristics and aneurysm formation of HAV
- Change in HAV patency rate over time.
- Change in safety profile, adverse events, blood chemistry profiles.

89

9 0 PHASE 2 V004 UPDATE: 12 - MONTH DATA IN CRITICAL LIMB ISCHEMIA 1) Kinlay, 2016; Circulation Cardiovascular Interventions. (PREVENT III trial) 2) Benoit, et al, 2011, Journal of Translational Medicine. Results from V004 Trial (as of April 2021) Pre - Op 6 mos 12 mos Secondary Patency - 86% 64% Ankle - Brachial Index (median) 0.51 0.85 0.90 Rat e o f Am putat i on - 0% 0% VascuQol Quality of Life Assessment 3.1 5.6 5.9 • Rutherford 4, 5 patients without vein or surgery: • Rutherford 4, 5, 6 patients with saphenous vein bypass: • Rutherford 4, 5 patients who got the HAV for bypass: amputation at 6 months = 31% 2 . amputation at 1 year = ~10% 1 . amputation at 1 year = 0%.

CONCLUSIONS FROM PHASE 2 PAD TRIALS WITH HAV 91 • HAV has been implanted into patients with PAD, claudication, and critical limb ischemia . • HAV is durable in the arterial system, with no reports of aneurysm out to 6 years (and counting) . • HAV has zero instances of graft infection . • HAV has zero instances of graft rejection . • Patency of HAV in PAD appears better than prior published long term ePTFE data, and comparable to prior published data on saphenous vein. • Limb salvage with HAV is excellent: 0% amputations in operative limbs , even in critical limb ischemia. • Patients receiving the HAV reported improved quality of life at 6 and 12 months. • For 40% of PAD patients who do not have an ipsilateral saphenous vein for arterial bypass, HAV may represent a superior means of revascularization and limb salvage .

EXPANDED ACCESS IN PAD:
THE HAV HAS BEEN URGENTLY REQUESTED FOR MULTIPLE PATIENTS

Date	Location	Injury	Implant Location	Last known status
8-May-19	Walter Reed National Military Medical Center	70 yo limb threatening critical ischemia no viable autologous vein	Superficial Femoral to Tibial Artery bypass	Functioning
2-Jul-19	Walter Reed National Military Medical Center	58 yo limb threatening critical ischemia complicated by gangrene	Superficial Femoral Artery bypass	Functioning
22-Aug-19	Walter Reed National Military Medical Center	83 yo limb threatening critical ischemia poor wound healing and bacteremia, no viable autologous vein	Below knee tibial artery bypass	Functioning
23-Mar-20	University of Virginia	38 yo failed previous autologous vein bypass with endocarditis	Tibial Artery bypass	Functioning
9-Jun-20	Walter Reed National Military Medical Center	72 yo limb threatening critical ischemia no viable autologous vein, previous infected synthetic graft	Right axillary artery to femoral bypass	Died due to significant unrelated complications and withdrawal of care.
4-Mar-21	Mayo	65 yo limb threatening critical ischemia no viable autologous vein	Below knee tibial Artery bypass	Functioning

92

9 3 CASE # EA - 003: AVOIDING AMPUTATION, AND RESTORING MOBILITY Source: Humacyte Knee joint Staples at incision HAV Pa t i en t ’ s own arteries, smaller caliber A ngiog r a m at 1 year • The patient was a 70 - year - old male with critical limb ischemia • No vein was available to perform a bypass, as the vein was previously used for a CABG • A right distal superficial femoral artery - to - peroneal artery bypass was performed using an HAV • The patient’s postoperative course was unremarkable • At 1 - year follow - up the angiography showed a patent graft without significant stenosis at the distal anastomosis Two years after HAV implantation, the patient continues to do well and is walking Case Study: Using the HAV in patient with severe vascular disease.

Dr. Chris Breuer Director of the Center for Regenerative Medicine Nationwide Children's Hospital Pediatric Heart Surgery

DR. CHRIS BREUER 95

CYANOTIC CONGENITAL HEART DISEASE DR. CHRIS BREUER 96

DR. CHRIS BREUER 97

DR. CHRIS BREUER 98

DR. CHRIS BREUER 99

DR. CHRIS BREUER 100

Humacyte Innovation in Cardiac Grafts Dr. Laura Niklason

102 PEDIATRIC HEART DEFECTS 1) Parry et al., 2000; 2) Wells et al., 2005; 3)Williams et al., Annals of Thoracic Surgery 2007 • Congenital Heart Defects (CHDs) occur in 1% of babies (40,000) born each year in U.S. • Blalock - Taussig (BT) Shunt – Palliative systemic - to - pulmonary conduit, typically 3.5mm ePTFE, used to restore pulmonary blood flow in newborns with heart defects that cause poor blood oxygenation • Failures of Standard of Care • Thrombosis: ~12% thrombosis rate, with failure most likely within first 24 hours 1 • Stenosis: 25% BT Shunts removed electively at 8 months had ~50% stenosis 2 • Thrombosis and lack of host remodeling and growth contributes to a 14% mortality rate in BT Shunt cases 3 • Tremendous opportunity to help pediatric patients in numerous applications with the HAV BT Shunt identified as first step Infant with Cyanotic Congenital Heart Defect (“Blue Baby”)

SMALL DIAMETER HAV IN PEDIATRIC HEART SURGERY Tremendous opportunity to help pediatric patients in numerous applications with BT Shunt identified as a first step The Small Diameter, 3.5mm HAV is currently being investigated as a BT Shunt in a preclinical juvenile primate model using angiography, MRI, ultrasound, and histology to evaluate function. Five primates have been implanted and followed for more than 4 months. 103

SMALL DIAMETER PRECLINICAL HAV IMAGING

Implant

6 Months



HAV
BT Shunt
Systemic Circulation
Pulmonary Circulation
HAV
BT Shunt
Systemic Circulation
Pulmonary Circulation

4D Flow MRI
(1 Month Post-Implant)



Systemic Circulation
HAV
BT Shunt
Pulmonary Circulation

3D Rotational Angiogram
(6 Months Post-Implant)



Systemic Circulation
Pulmonary Circulation
HAV
BT Shunt
Vitrea®
Zoom:233%
W/L:103/101
Segmented
VR: All
RAO0 CRA0

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SMALL DIAMETER HAV REMODELS IN PRECLINICAL STUDIES 3.5mm HAV BT Shunts in primates harvested after 6 months undergo host cellular remodeling HAV Lume n Adventitia αSMA DAPI Green Stains smooth muscle cells Blue Stains all cells HAV Lume n Adventitia HAV 105 Lume n Adventitia

SUMMARY AND NEXT STEPS 5 primates have been evaluated with our 3.5mm small diameter HAV implanted as a BT Shunt and followed for 4 - 6 months • Surgeons determined size, handling, ability to suture, and durability of the HAV was appropriate for pediatric cardiac surgery. • Juvenile primate model was challenging due to differing anatomy, however technical success was achieved • Animals appeared to be healthy throughout study (eg, no evidence of heart failure) • Three remained patent until time of explant showing good durability; two additional animals showed evidence of HAV rejection (human - to - macaque cross - species implant). • Remodeling was evident in HAVs • Analysis of histological remodeling and histopathology is ongoing, will be submitted to the FDA in advance of a pre - IND meeting. Next Steps: 106 Submit results for publication Request Pre - IND Meeting with FDA Discuss data with FDA to determine if more data is required prior to initiating Phase I clinical trials

VIDEO OF CORONARY ARTERY BYPASS IN ADULT BABOON HAV is being tested as a coronary artery bypass graft (CABG) in adult, non - human primates. This video shows a 3.5mm HAV supporting blood flow to the coronary artery of an adult baboon. If successful, data will be utilized for Pre - IND meeting request to support a Phase 1 trial in CABG in patients. 107

Type 1 Diabetes Dr. Laura Niklason

HUMACYTE

TYPE 1 DIABETES IS A GROWING HEALTH PROBLEM

Diabetes is Expensive, and Debilitating:




Beta cells sense glucose, produce insulin
Capillaries
Pancreatic islet





1 in 300

people in US and Europe suffer from Type 1 diabetes.

Auto-immune destruction of the islets in the pancreas that sense blood sugar, and secrete insulin in response.

- Like many other auto-immune diseases, **Type 1 diabetes is growing at a rate of 2% in the Western world** – cause of this is unknown [1].
- Insulin injections, insulin pumps, finger sticks: **$10k/year** [2]
- Constant vigilance for blood sugar control **impairs quality of life**.
- **1/3rd of patients unable to maintain adequate blood sugar control**, leading to kidney failure, blindness, amputation, and heart attacks [3].

1) Center for Disease Control
2) https://www.businessinsider.com/costs-to-manage-type-1-diabetes-2016-9
3) Hoerger, T.J.,Diabetes Care, 2008; 31: 81-86

109

A CURATIVE THERAPY FOR TYPE 1 DIABETES HAS NOT YET ARRIVED

Pancreas transplantation is dangerous and expensive: ~ $280,000 [1].

Only ~1,000 pancreas transplants done in U.S. last year [2].

Edmonton Protocol – Islets Injected into Liver Portal Vein



Donor
Recipient
(with type 1 diabetes)
Islets in pancreas
Esophagus
Diaphragm
Liver
Common bile duct
Stomach
Gall bladder
Pancreas
Portal vein
Isolated islets
Islets in portal vein

Islet Transplantation has poor clinical outcomes.

- Edmonton Protocol, which is the gold standard, cures only 16% of patients at 2 years [3].
- Islets die in the portal vein because clots and inflammation form around islets, robbing them of oxygen.

Beta-Air – Islets in an Oxygen Cannister



Islet cannisters under the skin are not practical

- Frequent manual injections of oxygen through the skin.

1) https://health.costhelper.com/pancreas-transplant-cost.html
2) https://www.kidney.org/atoz/content/kidpantx
3) CITR 9th Annual Report, 2016, Collaborative Islet Transplant Registry

110

BIOVASCULAR PANCREAS MAY DELIVER CURATIVE ISLETS TO DIABETICS

Islets + HAV = Biovascular Pancreas (BVP)



Blood flow supports islets


Oxygen, glucose
Insulin
Blood flow

BVP Implanted in the arm


Artery
HAV with islets
Vein
Biovascular Pancreas

- Islets die after implantation under the skin, or after injection into the abdomen, due to lack of oxygen and nutrients.
- Without a blood supply, pancreatic islets cannot survive transplantation.
- Humacyte's HAV is being developed as a means to provide oxygen and nutrients to islets that are *coated on the outside of the vessel*: a "***Biovascular Pancreas", or BVP***
- Once implanted in the vasculature, blood flow supplies oxygen and nutrients to islets, via diffusion through the HAV wall.
- Islets survive and secrete insulin. One 42-cm HAV can accommodate all of the islets in an entire human pancreas.

111

BIOVASCULAR PANCREAS NORMALIZES GLUCOSE IN DIABETIC ANIMALS 0 50 T i m e ( D ay) 100 0 50 100 Percent Euglycemic (%) B VP N o F l ow • Diabetic rodents implanted with BVPs containing rat islets, then followed for blood glucose levels. • All treated animals normalized glucose over time. All sham - treated animals (“No Flow”) remained diabetic. • Proof of principle that islets coated on outside of acellular vessel survive and reverse diabetes in animals. Detect Blood G l u c o s e Streptozotocin Diabetic Nude Rat BV P , rat islets Transplant BVP Into Vasculature 0 50 D a y 100 0 200 400 600 Blood Glucose Levels BVP (n=5) No Flow (n=3) Blood Glucose (mg/dL) **** 112

BIO-ENGINEERED LUNGS: DESIGN CRITERIA

- Native lungs can be decellularized, leaving behind a lung scaffold that contains airsacs and microvessels.
- Lung engineering requires structural scaffolding, and a detailed understanding of cellular makeup and function of the individual alveoli, or airsacs.

Acellular Lung Scaffold – Alveoli Preserved



- Repopulation of acellular lung scaffolds may produce a functional lung, in the long term.

Native Lung Structure


Bronchiole
Pulmonary arteriole
Pulmonary venule
Alveoli
Alveolar sac
Capillary network around alveolus
Terminal bronchiole
Respiratory bronchiole
(a)

Source: Humacyte
113

SEVERE LUNG DISEASE DESTROYS LUNG ARCHITECTURE. A NEW LUNG SCAFFOLD, WITH NEW CELLS, IS REQUIRED TO REPLACE LUNG FUNCTION Nor m al lung Emphysematous lung Nor m al alveoli 114 Alveoli dest ro y ed

LONG TERM GOAL: CREATE FUNCTIONAL LUNGS THAT CAN CURE PATIENTS WITH END - STAGE LUNG DISEASE Bioengineered porcine lungs in bioreactors, breathing Engineered rodent lung, transplanted and breathing Lung scaffold, re - populated with lung cells in a bioreactor: 115

Business Update Dale Sander

1 1 7 MERGER TRANSACTION SUMMARY T r a n sac tion Structure • Existing Humacyte shareholders to receive the following consideration in AHAC common shares: – Base valuation of $800 million – Plus, stock performance linked incentive when the share price reaches or exceeds the following levels, for at least 20 days over any 30 - day period following Transaction Closing: $15.00: 7.5 million common shares $20.00: 7.5 million common shares • Plus, $100 million in AHAC Trust (assuming no redemptions) • Plus, estimated $175 million PIPE at $10.00 per common share Capitalization & Use of Proceeds • Net proceeds of $255M post - closing (assumes no trust redemptions, $175M PIPE, $20M in expenses) • Net proceeds to fund clinical trials and product development T r a n sac tion Timeline • Definitive Business Combination and PIPE Subscription Agreements announced 17 February 2021 • Transaction expected to close in July/August 2021 Post - Closing • Post - closing, the Company to be renamed Humacyte, Inc. (ticker: HUMA) • The Company shall continue to be led by Humacyte CEO, Dr. Laura Niklason • Post - closing Board of Directors to include AHAC Chairman & CEO, Rajiv Shukla

1 1 8 PROJECTED MERGER AND FINANCING TIMELINE Date Milestone COMPLETED MILESTONES February 17, 2021 Announcement of Intent to Merge March 3, 2021 Hart Scott Rodino (HSR) antitrust filing March 22, 2021 Alpha/Humacyte file S - 4 / Proxy with SEC April 7, 2021 Completion of $50 million debt facility with Silicon Valley Bank April 8, 2021 SEC issues guidance on SPAC financial projections and warrant accounting April 22, 2021 SEC comments received on first draft of S - 4/Proxy May 14 - 17, 2021 Alpha filed amended 10 - K to reflect SEC warrant guidance, and filed 1Q2021 10 - Q Upcoming Milestones June 2021 Alpha/Humacyte filing of Amended S - 4/Proxy, including response to SEC, Q1 financials and adjustments to reflect warrant accounting guidance June – July/August 2021 Completion of remaining steps to support closing: • Completion of SEC process related to S - 4/Proxy • Vote of Alpha and Humacyte shareholders • Closing All milestone dates are only management estimates

ANTICIPATED USE OF PROCEEDS

~$255 Million

(estimated cash in Trust and net PIPE proceeds - assuming no redemptions)

BLA submissions in Dialysis AV Access and Vascular Repair
- Completion of Phase III trials
- BLA Submissions and FDA approval

Commercial launch of HAV
- U.S. market launches in dialysis AV access and vascular repair
- Subsequent market launches in key international markets

Advance our pipeline in major indications
- PAD Phase III trials
- Clinical proof of concept in CABG, BioVascular pancreas for diabetes

Funding of operations through value creation milestones
- Proceeds estimated to fund operations through 2024
- Launch initial products and development of product pipeline

Source: Humacyte

119

UPCOMING MILESTONES FOR HUMACYTE

HUMACYTE®

2021	Q3 2021 **Close Merger with AHAC,** Humacyte trades as HUMA	Q3-Q4 2021 **Complete agreement with FDA** (V005 Trauma: number of subjects and comparator)	Q4 2021 **Complete enrollment of V007 Phase 3 trial** in AV Access vs. fistula	2H 2021 **Publications** (multiple clinical and preclinical publications & presentations)
2022	2022 **Completion of V005 Trauma trial enrollment,** early trial results, depends on FDA-agreed trial size	2022 **Publications** (multiple clinical and preclinical publications & presentations)	Late-2022 **File BLA for Vascular Trauma.** Anticipate Accelerated Approval Pathway	
2023	Q1 2023 **Top-line readout for V007 AV Access trial** 12-month follow-up from last subject enrolled	2023 **BLA approval for Vascular Trauma**	Mid-2023 **File BLA for AV Access,** including clinical data from 3 Phase 2 trials and 2 Phase 3 trials	Late-2023 **BLA approval for AV Access**

All milestone dates are only management estimates

120

Humacyte Incorporated Contact Information: • Dr. Laura Niklason, CEO & Founder, niklason@humacyte.com • Dale Sander, CFO, dsander@humacyte.com Off i ce A dd ress: 2525 E. Highway NC 54 Durham, NC 27713 comparison ePTFE HAV months 6 12 18 24 6 12 18 24 Secondary Patency (V006 Trial) 87% (81 - 92%) 80% (73 - 85%) 77% (70 - 83%) 74% (67 - 81%) 92% (87 - 95%) 82% (75 - 87%) 73% (65 - 79%) 67% (59 - 74%) Non - inferiority, secondary patency: • Cox Proportional Hazard Model (Pre - specified study endpoint) • Restricted Mean Survival Time Model (additional, non - protocol analysis) Yes Yes No No Yes Yes Yes Yes Mean Blood Flow , ml/min 1,204 1,131 1,122 1,096 1,181 1,121 1,075 994 Mean Inner Diameter , mm 5.6 5.7 5.7 5.9 6.0 6.2 6.3 6.0 Conduits Removed : • Partly • Fully 17 12 5 3 PRA Sensitization Levels : • Men • Women 3.4% 7.8% 1.1% 1.1% Infection Rate 4.5% 0.9% V006 HUMANITY TRIAL